SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 3)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21767 (Commission File No.)	33-0174996 (I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by ViaSat, Inc. (“ViaSat”) on December 18, 2009 (the “Initial 8-K”), as amended on January 7, 2010 and January 27, 2010, to make a correction to the unaudited pro forma financial information previously furnished on January 27, 2010 with respect to the merger (the “Merger”) of a wholly owned subsidiary of ViaSat with and into WildBlue Holding, Inc. (“WildBlue”), with WildBlue as the surviving corporation and a wholly owned subsidiary of ViaSat.
     This amendment corrects a clerical error to the unaudited pro forma financial information previously furnished related to the adjustment for certain transaction expenses included in selling, general and administrative expenses incurred by ViaSat and WildBlue during the six month period ended October 2, 2009. See Note 1 to the unaudited pro forma financial information furnished herewith.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     The financial statements required by this item with respect to the Merger were previously filed on a first amendment to the Initial 8-K filed on January 7, 2010.
(b) Pro Forma Financial Information.
     The corrected unaudited pro forma financial information as of and for the six months ended October 2, 2009 and for the year ended April 3, 2009, and the notes related thereto, giving effect to the Merger, are furnished as Exhibit 99.1 hereto.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Unaudited pro forma condensed combined financial information as of and for the six months ended October 2, 2009 and for the year ended April 3, 2009, and the notes related thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: February 25, 2010	By:	/s/ Ronald G. Wangerin
		Name:	Ronald G. Wangerin
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Unaudited pro forma condensed combined financial information as of and for the six months ended October 2, 2009 and for the year ended April 3, 2009, and the notes related thereto.

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